EXHIBIT 2.1
PREFERRED STOCK EXCHANGE AGREEMENT

This PREFERRED STOCK EXCHANGE AGREEMENT (“Agreement”) is made effective as of January 8, 2009 by and among the individuals listed on the signature pages hereof (the “Sellers”) and UpSnap, Inc., a Nevada corporation (“UpSnap”).

Background

UpSnap is a Nevada corporation with its principal executive offices located at 2930 9th Avenue North, Lethbridge, Alberta, Canada  TIH 5E4.

Sellers, with one exception, are individual residents of Lethbridge, Alberta, Canada and are non-U.S. persons within the meaning of the Securities Act of 1933, as amended..

Sellers desire to sell and UpSnap desires to purchase all of the Sellers’ shares of  preferred stock, estimated to be not less than 3,198,362 shares of Preferred Stock of Duratech Group Inc., an Alberta corporation and majority owned subsidiary of UpSnap (“Duratech”), and up to 1,203,790 options on Preferred Stock of Duratech (collectively referred to as the “Duratech Securities”), pursuant to this Agreement, in exchange for the issuance by UpSnap of 338,938,010 shares of Common Stock, when the same are authorized, and the issuance of 127,568,470 options on Common Stock of  UpSnap, when the same are authorized  (collectively referred to as the “UpSnap Securities”), in a transaction intended to qualify as a tax free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

The Preferred Stock of Duratech to be acquired by UpSnap is entitled to one vote per share, has a $1.00 liquidation preference and is not entitled to any dividend or conversion privilege. The options on Common Stock of UpSnap shall have substantially the same terms and conditions as the options on the Preferred Stock of Duratech.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

EXCHANGE OF DURATECH SECURITIES FOR UPSNAP SECURITIES

1.1           Exchange of Duratech Securities for UpSnap Securities.  Subject to the terms and conditions herein stated, Sellers hereby bargain, sell, transfer, exchange, convey and shall deliver to Upsnap, and Upsnap agrees to accept from Sellers, the Duratech Securities, in exchange for the issuance by UpSnap of 338,938,010 shares of Common Stock, when the same are authorized, to the Sellers and the issuance of 127,568,470 options on Common Stock of  UpSnap, when the same are authorized, and such Duratech Securities shall total not less than 3,198,362 shares of Preferred Stock of Duratech and up to 1,203,790 options on Preferred Stock of Duratech.  The exchange ratio for the exchange of both the Common Stock of UpSnap to the Preferred Stock of Duratech, and for the options on Common Stock of UpSnap to options on the Preferred Stock of Duratech shall be equal to 105.9723627 to one.

1.2           Value of Consideration.  The parties further agree that the value of the combined total of the UpSnap Securities issued in exchange for the Duratech Securities under this Agreement shall be deemed to be approximately the same as the value of the Duratech Securities acquired from Sellers, so that there is no gain or loss to either party as a result of this transaction.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers, by signing this Agreement, represents and warrants as follows:

2.1           Experience.  Sellers have substantial experience in evaluating and investing in  private placement transactions so that Sellers are capable of evaluating the merits and risks of their investment in UpSnap.  Sellers, by reason of their business or financial experience or the business or financial experience of their professional advisors who are neither affiliated with nor compensated by UpSnap or any affiliate or selling agent of UpSnap, have the capacity to protect their own interests in connection with the acquisition of the UpSnap Securities under this Agreement.

2.2           Purchase Entirely for Own Account.  This Agreement is made with the Sellers in reliance upon the Sellers’ representation to UpSnap, which by the Sellers’execution of this Agreement the Sellers hereby confirm, that the UpSnap Securities to be received by the Sellers will be acquired for investment for each Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Sellers have no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Sellers further represent that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the UpSnap Securities.

    2.3           Restricted UpSnap Securities.  The Sellers understand that the UpSnap Securities they are purchasing are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from UpSnap in a transaction not involving a public offering and that under such laws and applicable regulations such UpSnap Securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances.  In the absence of an effective registration statement covering the UpSnap Securities or an available exemption from registration under the Securities Act, the UpSnap Securities must be held indefinitely. In this connection, the Sellers represent that they are familiar with Rule 144 under the Securities Act, as presently in effect, and understand the resale limitations imposed thereby, including without limitation the Rule 144 condition that current information about UpSnap be available to the public, and that such information is now available.

2.4                Access to Data.  Sellers and their representatives have met with representatives of the UpSnap and have had the opportunity to ask questions of, and receive answers from, said representatives concerning UpSnap and the terms and conditions of this transaction as well as to obtain any information requested by Sellers. Any questions raised by Sellers or their representatives concerning the transaction have been answered to the satisfaction of Sellers and their representatives. Sellers’ decisions to purchase the UpSnap Securities are based in part on the answers to such questions as Sellers and their representatives have raised concerning the transaction and on their own evaluation of the risks and merits of the purchase and UpSnap’s proposed business activities.

2.5                Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Sellers further agree not to make any disposition of all or any portion of the UpSnap Securities unless and until the transferee has agreed in writing for the benefit of the UpSnap to be bound by this Section 2, and: (a) There is then in effect a registration statement under the  Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) The Sellers shall have notified UpSnap of the proposed disposition and shall have furnished UpSnap with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by UpSnap, the Sellers shall have furnished UpSnap with an opinion of counsel, reasonably satisfactory to UpSnap that such disposition will not require registration of such UpSnap Securities under the Securities Act. It is agreed that UpSnap will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Sellers, if it is a partnership, to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Seller hereunder.

2.6                Legends.  It is understood that the certificates evidencing the UpSnap Securities may bear one or all of the following legends: (a) these Upsnap Securities have not been registered under the Securities Act of 1933, as amended (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the UpSnap Securities under such Act or an opinion of counsel satisfactory to the UpSnap Inc. that such registration is not required or unless sold pursuant to Rule 144 of such Act.  (b) Any legend required by the laws of the State of Nevada, including any legend required by the Nevada corporate law.

    2.7           Further Representations by Foreign Investors.  If the Seller is not a United States person, such Seller hereby represents that they have satisfied themselves as to the full observance of the laws of  their home jurisdiction in connection with any purchase of the UpSnap Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the UpSnap Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consent that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the UpSnap Securities.  Sellers further represent that their purchase and payment for and continued beneficial ownership of the UpSnap Securities will not violate any applicable securities or other laws of their home jurisdiction.

2.8            Ownership of Duratech Securities.  Each Seller is the lawful record and beneficial owner of the Duratech Securities to be transferred to UpSnap or its designees, which shall be free and clear of all liens, encumbrances, restrictions and claims of every kind and character.  The delivery to UpSnap of the Duratech Securities pursuant to the provisions of this Agreement will transfer to UpSnap valid title thereto, free and clear of any and all encumbrances and free and clear of any and all of the terms and conditions of any pledge agreements and shall vest in UpSnap the sole voting and economic rights to the Duratech Securities.

2.9            Non-Issuer, Underwriter or Dealer.  Each Seller is not an issuer, underwriter or dealer within the meaning of Section 4(1) of the Securities Act of 1933, as amended..

2.10          Restrictions.  The certificates evidencing the Duratech Securities shall bear a legend restricting the transfer of the Duratech Securities, in accordance with Securities Act Rule 144.

2.11          Authority.  The Sellers have all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  The Sellers have duly and validly executed and delivered this Agreement and execution and delivery of this Agreement by the parties constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

2.12          No Conflicts.  The execution and delivery by the Sellers of this Agreement and the consummation of the transactions contemplated hereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Sellers are a party or by which the Sellers or any of their assets and properties are bound or affected; or (b) result in or require the creation of any lien upon the Duratech Securities or, except as otherwise provided in this Agreement, any of the assets and properties of any of the Sellers.

2.13          Delivery of Medallion Signature-Guaranteed Stock Power.  Each Seller hereby represents and warrants that he or she shall deliver to UpSnap, if requested, a validly executed Medallion signature-guaranteed stock power covering all of the Duratech Securities owned by such Seller.  Such delivery of said stock power shall be via Federal Express or comparable express courier within 2 business days of the execution of this Agreement.  The Sellers agree that if this condition is not met, irreparable harm will be caused to UpSnap, such that this provision may be enforced by injunctive relief, and Sellers hereby agree to waive any objection to such injunctive relief.

2.14           Regulation S Compliance.  The Sellers represent and warrant to, and covenant with, UpSnap as follows:

(1)
The Sellers are not a U.S. person and are not acquiring the UpSnap Securities for the account or for the benefit of any U.S. person and are not a U.S. person who purchased the UpSnap Securities in a transaction that did not require registration under the Act.

(2)
The Sellers agree to resell such UpSnap Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(3)	The Sellers agree not to engage in hedging transactions with regard to such UpSnap Securities unless in compliance with the Act.
(4)
The Sellers  consent to the certificate for the UpSnap Securities to contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of Common Stock of UpSnap may not be conducted unless in compliance with the Act.

(5)
The Sellers acknowledge that UpSnap has agreed to refuse to register any transfer of the UpSnap Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(6)
The Sellers covenant and represent and warrant in favor of UpSnap that all of the representations and warranties set forth herein shall be true and correct at the time of closing as if made on that date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF UPSNAP

UpSnap hereby represents, warrants and covenants to and with the Sellers as follows:

3.1           Experience.  UpSnap  and its representatives have substantial experience in evaluating and investing in private placement transactions so that they are capable of evaluating the merits and risks of UpSnap’s investment in Duratech.  UpSnap,  by reason of its business or financial experience or the business or financial experience of its professional advisors who are neither affiliated with nor compensated by Duratech or any affiliate or selling agent of Duratech, has the capacity to protect its own interests in connection with the purchase of the Duratech Securities under this Agreement.

3.2           Purchase Entirely for Own Account.  This Agreement is made with UpSnap  in reliance upon UpSnap’s representation to the Sellers, which by UpSnap’s execution of this Agreement UpSnap hereby confirms, that the Duratech Securities to be received by UpSnap will be acquired for investment for UpSnap’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that UpSnap has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, UpSnap further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Duratech Securities.

3.3           Restricted Duratech Securities.  UpSnap and its representatives understand that the Duratech Securities that UpSnap is purchasing are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Sellers in a transaction not involving a public offering and that under such laws and applicable regulations such Duratech Securities may be resold without registration under the Securities Act, only in certain limited circumstances.  In the absence of an effective registration statement covering the Duratech Securities or an available exemption from registration under the Securities Act, the Duratech Securities must be held indefinitely. In this connection, UpSnap and its advisors represent that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understand the resale limitations imposed thereby, including without limitation the Rule 144 condition that current information about Duratech be available to the public, and that such information is not now available.

3.4           Access to Data.  UpSnap and its representatives have met with representatives of Duratech and have had the opportunity to ask questions of, and receive answers from, said representatives concerning Duratech and the terms and conditions of this transaction as well as to obtain any information requested by UpSnap . Any questions raised by UpSnap  or its representatives concerning the transaction have been answered to the satisfaction of UpSnap  and its representatives. UpSnap 's decision to acquire the Duratech Securities is based in part on the answers to such questions as UpSnap  and its representatives have raised concerning the transaction and on their own evaluation of the risks and merits of the purchase and Duratech’s proposed business activities.

3.5           Accredited Investor.  UpSnap  is either (i) a "qualified institutional buyer" within the meaning of such term under paragraph (a) of Rule 144A under the Securities Act, or (ii) an "accredited investor" within the meaning of such term under paragraph (a) of Rule 501 of Regulation D under the Securities Act.

3.6           Further Limitations on Disposition.  Without in any way limiting the representations set forth above, UpSnap further agrees not to make any disposition of all or any portion of the Duratech Securities unless and until the transferee has agreed in writing for the benefit of the Sellers to be bound by this Section 3, and: (a) There is then in effect a registration statement under the  Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) UpSnap shall have notified the Sellers of the proposed disposition and shall have furnished the Sellers with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Sellers, UpSnap shall have furnished the Sellers with an opinion of counsel, reasonably satisfactory to the Sellers that such disposition will not require registration of such Duratech Securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by UpSnap , if it is a partnership, to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original purchaser  hereunder.

3.7           Legends.  It is understood that the certificates evidencing the Duratech Securities may bear one or all of the following legends: (a) these Duratech Securities have not been registered under the Securities Act of 1933, as amended (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the Duratech Securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.  (b) Any legend required by the laws of the Province of Alberta, including any legend required by the Alberta corporate law.

3.8           Further Representations by Foreign Investors.  If it is not a United States person, the UpSnap  hereby represents that it has satisfied itself as to the full observance of the laws of its home jurisdiction in connection with any purchase of the Duratech Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Duratech Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consent that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Duratech Securities.  UpSnap  further represents that its purchase and payment for and continued beneficial ownership of the Duratech Securities will not violate any applicable securities or other laws of its home jurisdiction.

                3.9           Authorization of Common Stock.  UpSnap hereby represents, warrants and agrees that it will take all corporate action that may be necessary as promptly as practicable to authorize  at least 338,938,010 shares of Common Stock, $.001 par value, and an additional 127,568,470 shares of Common Stock underlying the options to be issued pursuant to this Agreement.

ARTICLE IV

  CONDITIONS TO SELLERS’ OBLIGATIONS

The acquisition of the UpSnap Securities by Sellers is conditioned upon the satisfaction or waiver, at or prior to the closing date,, of the following conditions:

4.1           Truth of Representations and Warranties.  The representations and warranties of UpSnap  contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct in all material respects with the same effect as though such representations and warranties have been made on and as of the closing date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

4.2           Performance of Agreements.  All agreements of UpSnap  to be performed pursuant to the terms hereof shall have been duly performed in all material respects.

4.3           No Injunction.  No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

4.4           No Litigation.  There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) require the divestiture by any Seller or any affiliates of shares of stock or of any business, assets or property of any of its subsidiaries or affiliates, or impose any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties or stock and which, in either case, in the reasonable, good faith determination of such Seller has a significant likelihood of having a material adverse effect on such Seller.

4.5           Authorization of the UpSnap Securities.  The UpSnap Securities shall be duly authorized by all necessary corporate and shareholder action and shall be issued and delivered to the Sellers at closing.

ARTICLE V

  CONDITIONS TO UPSNAP’S OBLIGATIONS

The acquisition of the Duratech Securities by UpSnap  is conditioned upon the satisfaction or waiver, at or prior to the closing date,, of the following conditions:

5.1           Truth of Representations and Warranties.  The representations and warranties of Sellers contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct in all material respects with the same effect as though such representations and warranties have been made on and as of the closing date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

5.2           Performance of Agreements.  All agreements of each Seller to be performed  pursuant to the terms hereof shall have been duly performed in all material respects.

5.3           No Injunction.  No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

5.4           No Litigation.  There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) require the divestiture by UpSnap  or any affiliates of shares of stock or of any business, assets or property of any of its subsidiaries or affiliates, or impose any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties or stock and which, in either case, in the reasonable, good faith determination of UpSnap  has a significant likelihood of having a material adverse effect on UpSnap .

ARTICLE VI

MISCELLANEOUS

6.1           Expenses.  The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

6.2           Captions.  The Article and Section numbers used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

6.3           Notices.  Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed, if to any of UpSnap or to the Sellers at the addresses set forth on the signature page hereof, or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy or mailed.

6.4           Parties in Interest.  This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law.

6.5           Counterparts.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.  Any signature on this Agreement may be delivered by facsimile or other electronic transmission, so long as such signature is legible, and such facsimile signature shall be deemed to have the same legal and binding effect as an original for all purposes.

6.6           Entire Agreement.  This Agreement, including the Exhibits and other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, and may not be altered or amended except by a writing signed by the party against whom enforcement of such amendment is sought.

6.7           Jurisdiction and Venue.  Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any state or federal court sitting in Nevada, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a state or federal court sitting in Nevada and any claim that any such proceeding brought in a state or federal court sitting in Nevada has been brought in an inconvenient forum.

6.8           Survival of Representations.  The representations and warranties set forth in this Agreement shall survive for two years after the date hereof.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by themselves or by their respective officers thereunto duly authorized, all as of the day and year first above written.

SELLERS:

/s/ Peter Van Hierden
Peter Van Hierden, an individual

/s/ Janet Van Hierden
Janet Van Hierden, an individual

/s/ Amanda Van Hierden
Amanda Van Hierden, an individual

/s/ Jason Van Hierden
Jason Van Hierden, an individual

/s/ Carlarene Van Hierden
Carlarene Van Hierden, an individual

/s/ Brendon Van Hierden
Brendon Van Hierden, an individual

/s/ George Sawatzky
George Sawatzky, an individual

/s/ Ron Aitkens
Ron Aitkens, an individual

/s/ Jolene Brobbel
Jolene Brobbel, an individual

/s/ Jerry Froese
Jerry Froese, an individual

/s/ Stacy Froese
Stacy Froese, an individual

/s/ Alvin Fritz
Alvin Fritz, an individual

/s/ Jack Friesen
Jack Friesen, an individual

/s/ Yvonne Friesen
Yvonne Friesen, an individual

/s/ Dave Ginter
Dave Ginter, an individual

/s/ Peter Van Hierden
Peter Van Hireden on behalf of
Global Kingdom Alliance, an Alberta Corporation

/s/ Brian Haayama
Brian Haayama, an individual

/s/ Anne Indenbosch
Anne Indenbosch, an individual

/s/ Dennis Indenbosch
Dennis Indenbosch, an individual

/s/ Jasmine Indenbosch
Jasmine Indenbosch, an individual

/s/ Kris Indenbosch
Kris Indenbosch, an individual

/s/ Leon Indenbosch
Leon Indenbosch, an individual

______________________________
Shawn Indenbosch, an individual

/s/ Anne Indenbosch
Anne Indenbosch on behalf of
Indenbosch Auction Ltd., an Alberta Company

/s/ Larry Kyllo
Larry Kyllo, an individual

/s/ Margaret Kyllo
Margaret Kyllo, an individual

/s/ Darlene Lamond
Darlene Lamond, an individual

/s/ Dave Neels
Dave Neels, an individual

/s/ Kevin Owczar
Kevin Owczar, an individual

/s/ Delbert Pener
Delbert Penner, an individual

/s/ Jody Vandekraats
Jody Vandekraats, an individual

/s/ Richard A.von Gnechten_
Richard A. von Gnechten, an individual

/s/ David DenHollander
David DenHollander, an individual

UPSNAP:

UPSNAP, INC.

By: /s/ Peter Van Hierden
       Peter Van Hierden
       Chief Executive Officer